Exhibit 99.1

Adeptus Health Announces Appointment of Gregory W. Scott as Interim Chief Executive Officer

LEWISVILLE, Texas, Nov. 8, 2016 — Adeptus Health Inc. (NYSE: ADPT), the largest operator of freestanding emergency rooms in the U.S., today announced that Gregory W. Scott, who was recently appointed Chairman of the Board of Directors, has been appointed interim Chief Executive Officer effective immediately, following the resignation of Thomas S. Hall. In September, Mr. Hall informed the Board of his plans to retire by mid-2017. Given the recent challenges at the Company, Mr. Hall decided to accelerate his retirement.

Mr. Richard Covert, Vice Chairman of Adeptus Health, said, “In light of the current challenges Adeptus is experiencing, the Board is pleased that Greg has agreed to take on this executive leadership role. Greg’s experience in the healthcare industry and his knowledge of Adeptus have already been helpful as we work to fix some of the near-term issues and determine new initiatives to put the company back on the right track. The Board is committed to taking all appropriate steps to ensure we successfully address the issues facing the Company and realize the full potential that we are confident exists, while driving shareholder value.”

Mr. Scott said, “I remain a firm believer in Adeptus, in our team, and in the Company’s ability to drive value for our shareholders as well as improve access to emergency medical care in the communities we serve. Notwithstanding our recent financial and operational challenges, Adeptus continues to benefit from a unique market opportunity. I am focused on ensuring that we address the challenges that have impacted our results and financial foundation so that Adeptus delivers the growth and returns that we and our stakeholders expect.”

Adeptus noted that the previously announced search process for a new Chief Executive Officer is ongoing. The Board has retained Heidrick & Struggles, a leading executive search firm, to assist in the process.

About Gregory W. Scott

Prior to joining Adeptus as an independent director in 2013, Mr. Scott served as the Co-President of Universal American Corporation, a publically traded healthcare company. Previously, he served as Chairman and CEO of APS Healthcare, prior to its acquisition by Universal American and has also served as Chief Financial Officer of PacifiCare Health Systems. Mr. Scott currently serves on the Board of Directors of Q-Centrix, Inc. and as Chairman of its Audit Committee.  He is also a member of the Board of Directors of Elements Behavioral Health. He holds a Bachelor’s degree in mathematical economics from Colgate University, as well as a Master’s degree in business administration from the University of Michigan.

About Adeptus Health Inc.

Adeptus Health (NYSE: ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation’s largest and oldest network of freestanding emergency rooms and owns and/or operates facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last four years, Adeptus Health has exceeded the 95th percentile in patent satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information please visit adhc.com.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Investor Relations Contacts:

Kevin Ellich

Vice President, Investor Relations

Tel: (972) 899-7062

Email: Kevin.Ellich@adhc.com

Media Contact:

Joel Moore

Hill+Knowlton Strategies

Tel: (212) 885-0468

Email: Joel.Moore@hkstrategies.com